Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles B. Lebovitz, Farzana Khaleel and Stephen D. Lebovitz and each of them, with full power to act without the other, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign the Annual Report of CBL & Associates Properties, Inc. and CBL & Associates Limited Partnership on Form 10-K for the fiscal year ended December 31, 2017 including one or more amendments to such Form 10-K, which amendments may make such changes as such attorneys-in-fact and agents deems appropriate, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he/she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power-of-Attorney on the date set opposite his/her respective name.

Signature	Title	Date

/s/ Charles B. Lebovitz	Chairman of the Board	February 13, 2018
Charles B. Lebovitz

/s/ Stephen D. Lebovitz	Director, President and Chief Executive Officer (Principal Executive Officer)	February 13, 2018
Stephen D. Lebovitz

/s/ Farzana Khaleel	Executive Vice President - Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	February 13, 2018
Farzana Khaleel

/s/ Gary L. Bryenton	Director	February 13, 2018
Gary L. Bryenton

/s/ A. Larry Chapman	Director	February 13, 2018
A. Larry Chapman

/s/ Matthew S. Dominski	Director	February 13, 2018
Matthew S. Dominski

/s/ John D. Griffith	Director	February 13, 2018
John D. Griffith

/s/ Richard J. Lieb	Director	February 13, 2018
Richard J. Lieb

/s/ Gary J. Nay	Director	February 13, 2018
Gary J. Nay

/s/ Kathleen M. Nelson	Director	February 13, 2018
Kathleen M. Nelson

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